Exhibit 10.2
          FIRST AMENDMENT, dated as of June ___, 2006, to the Guaranty, dated January ___, 2002 (the “Guaranty”), by BIOSCRIP, INC. (f/k/a MIM Corporation), a Delaware corporation (the “Guarantor”), in favor of MIM FUNDING LLC, a Delaware limited liability company (“Funding”). Unless otherwise defined herein, terms in the Guaranty are used herein as therein defined.
          PRELIMINARY STATEMENTS. The Guarantor previously has changed its legal name to BioScrip, Inc.
          Pursuant to the Sixth Amendment to the RPTA, dated as of June ___, 2006 (the “RPTA Amendment”), Schedule I to the RPTA has been amended and restated to account for name changes of certain of the Providers and the Addition (as defined in the RPTA) of certain additional Providers (the “Additional Providers”).
          The Guarantor has derived and continues to derive substantial benefit from the transactions contemplated by the RPTA and the Loan Agreement and it is a condition precedent to the Receivables of each Additional Provider being considered Eligible Receivables (under and as defined in the RPTA) that the Guarantor enter into this First Amendment.
          Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantor hereby agrees as follows:
          SECTION 1. AMENDMENTS TO THE GUARANTY.
          The name of the Guarantor under the Guaranty as set forth in the preamble is hereby amended to BioScrip, Inc.
          SECTION 2. RATIFICATION OF GUARANTY; WAIVER. The Guarantor hereby ratifies and confirms its guaranty of the Guaranteed Obligations under the Guaranty and agrees that such guaranty shall extend to Guaranteed Obligations of each of the Additional Providers and each of the other Providers listed on Schedule I to the RPTA, as amended and restated pursuant to the RPTA Amendment. The Guarantor hereby waives any claims, defenses or other rights of any kind and nature whatsoever, the may have arisen as a result of this, the RPTA Amendment or any other Addition or amendment or waiver of the Documents (as defined in the Loan Agreement).
          SECTION 3. MISCELLANEOUS
          3.1 The Providers each hereby certify, represent and warrant that (i) the representations and warranties in the Guaranty are true and correct, with the same force and effect as if made on such date, except as they may specifically refer to an earlier date, in which case they were true and correct as of such date, and (ii) the Guarantor has the corporate power and authority to execute and deliver this First Amendment.

          3.2 THIS FIRST AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
          3.3 This First Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
          3.4 Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

          IN WITNESS WHEREOF, the Guarantor has caused this First Amendment to Guaranty to be duly executed as of the date first above set forth.

BIOSCRIP, INC. (f/k/a MIM Corporation)
By:
Name:
Title:

ACCEPTED AND AGREED:

MIM FUNDING LLC

By:

Name:
Title:

HFG HEALTHCO-4 LLC, as collateral assignee of Funding

By:		HFG Healthco-4, Inc., a member

By:

Name:
Title: